UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 16, 2012

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

a)              The Company held its Annual Meeting of Shareowners on May 16, 2012.

b)             Of the 46,586,808 shares outstanding and entitled to vote at the meeting, 42,030,844 shares were present at the meeting in person or by proxy, constituting a quorum of 90.30 percent.  The shareowners of the Company’s common stock considered and voted upon three Company proposals.

Item 1                           Company Proposal to Elect 3 Directors Nominated by the Board of Directors.

The holders of the common stock of the Company elected each of the following directors to serve a term of three years, ending the earlier of (i) our 2015 Annual Meeting and the date a qualified successor has been elected, or (ii) death, resignation or retirement.  The directors were elected by the following count:

Directors	For	Withheld	Broker Non-Votes
Jonathan R. Furer	39,453,513	588,608	1,988,723
Matthew H. Paull	39,476,243	565,878	1,988,723
Roger W. Stone	39,232,752	809,369	1,988,723

Item 2                           Company Proposal to Ratify Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2012.

The holders of the Company’s common stock ratified the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2012 by the following count:

For	Against	Abstain	Broker Non-Votes
41,855,093	111,587	64,164	0

Item 3                           Company Proposal to Vote on a Non-Binding Resolution to Approve the Compensation of Our Named Executive Officers.

The holders of the Company’s common stock supported the non-binding resolution to approve the compensation of the Company’s named executive officers by the following count:

For	Against	Abstain	Broker Non-Votes
39,718,660	237,352	86,109	1,988,723

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 18, 2012

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Andrea K Tarbox
Name:	Andrea K. Tarbox
Title:	Chief Financial Officer